Exhibit 99.1

211 Commerce Street • Suite 800 • Nashville, Tennessee 37201 • www.caremark.com • (615) 743-6600

CAREMARK MAILS SUPPLEMENTAL DISCLOSURES;

SHAREHOLDER VOTE TO BE HELD ON MARCH 16

NASHVILLE, TN – February 24, 2007 – Caremark Rx, Inc. (NYSE: CMX) today mailed supplemental disclosures regarding shareholder appraisal rights and the structure of fees to its financial advisors in connection with Caremark’s planned merger with CVS (NYSE: CVS). The disclosures were made pursuant to yesterday’s decision by the Delaware Court of Chancery not to enjoin the CVS/Caremark merger.

Caremark will hold a special meeting of its shareholders to vote on the CVS/Caremark merger on March 16, 2007 at 8:30 a.m. CT. The meeting will be held at the offices of Waller Lansden Dortch & Davis at Nashville City Center, 511 Union Street, Suite 2700, Nashville, Tennessee.

The text of the supplemental disclosures, which is available at www.cvscaremarkmerger.com, follows:

Supplement to Proxy Statement – Your Vote is Very Important

NOTICE OF SPECIAL MEETING TO BE HELD ON MARCH 16, 2007

AND NOTICE OF APPRAISAL RIGHTS

Dear Caremark Stockholder:

Pursuant to an order entered by the Delaware Court of Chancery we are sending you this notice to inform you of your right to appraisal rights under Delaware law in connection with the pending merger between CVS Corporation (“CVS”) and Caremark Rx, Inc. (“Caremark”). We have also included herein supplemental disclosures concerning the structure of the fees to Caremark’s financial advisors. As detailed below, the stockholders meeting will be held on Friday, March 16, 2006 to give you time to review these additional disclosures.

On or about January 19, 2006, we mailed to you a joint proxy statement/prospectus, included in the Registration Statement on Form S-4, file No. 333-139470, filed by CVS with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on January 19, 2007, relating to a special meeting of stockholders of Caremark. Since that time we have sent you several letters detailing the significant near-term value, as well as long-term strategic and financial benefits arising out of a merger with CVS. On February 13, 2007, the Delaware Court of Chancery issued an order postponing, until at least March 9, 2007, the previously scheduled February 20, 2007 Caremark stockholder vote on the merger with CVS. On February 23, 2007, the Delaware Court of Chancery denied a motion to enjoin Caremark’s planned merger with CVS and held that a Caremark stockholder vote on the CVS merger may now be held 20 days after Caremark makes supplemental disclosures regarding appraisal rights and the structure of fees to be paid by Caremark to its financial advisors. These supplemental disclosures required by the Delaware Court of Chancery are attached to this notice and update the joint proxy statement/prospectus. The information contained in the attached proxy supplement is incorporated by reference into the joint proxy statement/prospectus.

Caremark is pleased to invite you to attend a special meeting of the stockholders of Caremark Rx, Inc. which will now be held on March 16, 2007 at 8:30 a.m., Central Time, at the offices of Waller Lansden Dortch & Davis, located at Nashville City Center, 511 Union Street, Suite 2700, Nashville, Tennessee 37219.

The purpose of the Caremark special meeting is to consider and to vote upon the following proposals:

•

a proposal to adopt the Agreement and Plan of Merger (as such agreement may be amended from time to time, the “Merger Agreement”) dated as of November 1, 2006, as amended by Amendment No.1 to the Merger Agreement dated January 16, 2007, among CVS, Caremark and Twain MergerSub L.L.C. (“MergerSub”), a wholly owned subsidiary of CVS formed for the purpose of the merger, and to approve the merger (the “Merger”) contemplated by the Merger Agreement, pursuant to which Caremark will be merged with and into MergerSub with MergerSub surviving the Merger as a wholly owned subsidiary of CVS (which will be renamed CVS/Caremark Corporation); and

•

a proposal to approve an adjournment or postponement of the Caremark special meeting, including if necessary, to solicit additional proxies in favor of the adoption of the Merger Agreement and the approval of the Merger if there are not sufficient votes for that proposal.

The Caremark board of directors has unanimously determined that the Merger Agreement and the transactions contemplated by it, including the Merger, are advisable and in the best interests of Caremark and its stockholders, unanimously approved and adopted the Merger Agreement and the transactions contemplated by it, including the Merger, and recommends that the Caremark stockholders vote “FOR” the adoption of the Merger Agreement and the approval of the Merger and “FOR” the adjournment or postponement of the Caremark special meeting, including if necessary, to solicit additional proxies in favor of such adoption and approval.

CVS and Caremark cannot complete the merger unless the proposal to adopt the Merger Agreement and to approve the Merger is approved by holders of a majority of the outstanding shares of Caremark common stock entitled to vote at the Caremark special meeting.

Your failure to vote will have the same effect as a vote against the adoption of the Merger Agreement and the approval of the Merger. Therefore, your vote is very important.

As detailed in the proxy supplement attached to this notice, holders of Caremark common stock will be entitled to appraisal rights in connection with the Merger if they comply with procedures described in more detail in the proxy supplement. Merely voting against the adoption of the Merger Agreement will not preserve the right of Caremark stockholders to appraisal under Delaware law; rather, a stockholder wishing to demand appraisal rights must deliver to Caremark, before the special meeting, a separate written demand for appraisal of such stockholder’s shares and must hold such shares continuously through the effective time. Also, because a submitted proxy not marked “against” or “abstain” will be voted “for” the proposal to adopt the Merger Agreement, the submission of a proxy not marked “against” or “abstain” will result in the waiver of appraisal rights. Caremark stockholders who hold shares in the name of a bank, broker or other nominee must instruct their nominee to take the steps set forth in the proxy supplement to properly demand appraisal for their shares.

The close of business on January 15, 2007 has been fixed as the record date, which is referred to as the Caremark record date, for the determination of Caremark stockholders entitled to notice of, and to vote at, the Caremark special meeting or any adjournments or postponements of the Caremark special meeting. Only holders of record of Caremark common stock at the close of business on the Caremark record date are entitled to notice of, and to vote at, the Caremark special meeting. A complete list of stockholders entitled to vote at the Caremark special meeting will be available for examination by any of Caremark’s stockholders at Caremark’s headquarters at 211 Commerce Street, Suite 800, Nashville, Tennessee 37201 for purposes pertaining to the Caremark special meeting, during normal business hours, for a period of 10 days before the Caremark special meeting, and at the time and place of the Caremark special meeting.

We direct your attention to the proxy supplement accompanying this notice for more detailed information regarding appraisal rights and the structure of fees to Caremark’s financial advisors. You are also encouraged to read the entire above-mentioned joint proxy statement/prospectus carefully, including the Merger Agreement, which is included as Annex A to the joint proxy statement/prospectus, and “ Risk Factors “ beginning on page 27 of the joint proxy statement/prospectus, as well as the supplemental disclosure on Form 8-K made by Caremark on February 12, 2007.

SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ATTEND THE CAREMARK SPECIAL MEETING, PLEASE VOTE AS SOON AS POSSIBLE BY (1) ACCESSING THE INTERNET WEBSITE SPECIFIED ON YOUR WHITE PROXY CARD; (2) CALLING THE TOLL-FREE NUMBER SPECIFIED ON YOUR WHITE PROXY CARD; OR (3) SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD SO THAT YOUR SHARES MAY BE REPRESENTED AT THE CAREMARK SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE CAREMARK SPECIAL MEETING BY FOLLOWING THE PROCEDURES SET FORTH IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS. REMEMBER, YOUR VOTE IS IMPORTANT, SO PLEASE ACT PROMPTLY.

By Order of the Board of Directors,
/s/ E. Mac Crawford
E. Mac Crawford
Chairman, President and Chief Executive Officer

This supplement is dated February 24, 2007, and is first being mailed to Caremark stockholders on February 24, 2007.

PROXY SUPPLEMENT

The following supplemental disclosures required by the Delaware Court of Chancery update the joint proxy statement/prospectus included in the Registration Statement on Form S-4, file No. 333-139470, filed by CVS with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on January 19, 2007. The information contained in the attached proxy supplement is incorporated by reference into the above-mentioned joint proxy statement/prospectus.

We urge you to read carefully this proxy supplement, together with the joint proxy statement/prospectus and the supplemental disclosure on Form 8-K made by Caremark on February 12, 2007. The information contained in this proxy supplement replaces and supersedes any inconsistent information in the joint proxy statement/prospectus.

Caremark’s Financial Advisors

Under the terms of separate letter agreements, Caremark has agreed to pay its financial advisors, UBS Securities LLC (“UBS”) and J.P. Morgan Securities Inc. (“JPMorgan”) customary fees for their financial advisory services in connection with the merger with CVS (the “Merger”), portions of which were payable in connection with their opinions and significant portions of which are contingent upon the completion of the Merger. Specifically, Caremark has agreed to pay each of UBS and JPMorgan $1.5 million in connection with its opinion and an additional $17.5 million upon the completion of the Merger. Caremark may also pay each of UBS and JPMorgan an additional fee of $1 million, in its discretion. Further, Caremark has agreed to pay each of UBS and JPMorgan a termination fee if a transaction with CVS is not completed and Caremark receives a termination fee from CVS with respect to the transaction.

If, within a specified period, Caremark enters into an agreement with respect to, or completes, a merger, business combination, acquisition or other extraordinary corporate transaction with a third party other than CVS (including, without limitation, Express Scripts), UBS and JPMorgan will each be entitled to the same transaction fees with respect to the alternative transaction as would have been received upon the completion of the Merger with CVS. Under the terms of the UBS and JPMorgan engagement letters, the right of UBS and JPMorgan to receive such an alternative transaction fee only arose if a transaction with CVS was publicly announced prior to the completion of such alternative transaction. Any termination fee paid to UBS or JPMorgan with respect to the CVS transaction will be offset against any transaction fee paid or payable to such financial advisor in connection with an alternative transaction.

Appraisal Rights

Pursuant to, and in accordance with, an opinion of the Delaware Court of Chancery issued on February 23, 2007, if the Merger is completed, holders of shares of Caremark common stock are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law, which is referred to as Section 262, provided that they comply with the conditions established by Section 262. Holders exercising appraisal rights in respect of shares of Caremark common stock held as of the dividend record date will be entitled to receive the special cash dividend (the “Special Dividend”) in the amount of $6.00 per share of Caremark common stock payable contingent upon the Merger and such Special Dividend to be paid at or immediately prior to the Effective Time. The Delaware Court of Chancery in the opinion referred to above ruled that the Special Dividend is fundamentally cash consideration paid to Caremark stockholders in connection with the Merger. As a result, any amount awarded to such a holder should either be reduced by the amount of the Special Dividend paid to such holder or the payment of the Special Dividend should be taken into account in determining the fair value of Caremark at the Effective Time. Any holder of shares of Caremark common stock who has duly demanded and perfected appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to receive any shares of CVS common stock in respect of the Merger. Stockholders who receive cash as a result of the exercise of appraisal rights will recognize taxable gain or loss for federal income tax purposes.

Section 262 is reprinted in its entirety as Appendix A to this supplement. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Appendix A. This discussion and Appendix A should be reviewed carefully by any holder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to comply with the procedures set forth herein or therein will result in the loss of appraisal rights.

A record holder of shares of Caremark common stock who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the effective time of the Merger (the “Effective Time”), who otherwise complies with the statutory requirements of Section 262 and who neither votes in favor of the Merger nor consents thereto in writing will be entitled to an appraisal by the Delaware Court of Chancery (the “Delaware Court”) of the fair value of his or her shares of Caremark common stock. IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY VOTING IN FAVOR OF THE MERGER AND WISH TO EXERCISE APPRAISAL RIGHTS, YOU MUST REVOKE YOUR PREVIOUSLY SUBMITTED PROXY IN ORDER TO VALIDLY EXERCISE APPRAISAL RIGHTS. INSTRUCTIONS FOR REVOKING YOUR PROXY ARE SET FORTH IN THE JOINT PROXY STATEMENT/PROSPECTUS MAILED TO CAREMARK STOCKHOLDERS ON OR ABOUT JANUARY 19, 2007. All references in this summary of appraisal rights to a “stockholder” or “holders of shares of Caremark common stock” are to the record holder or holders of shares of Caremark common stock. Except as set forth herein, stockholders of Caremark will not be entitled to appraisal rights in connection with the Merger.

Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, such as the special meeting of Caremark stockholders to consider the Merger (the “Caremark Special Meeting”), not less than 20 days prior to the meeting a constituent corporation must notify each of the holders of its stock for whom appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This supplement shall constitute such notice to the record holders of Caremark common stock.

Holders of shares of Caremark common stock who desire to exercise their appraisal rights must not vote in favor of the Merger and must deliver a separate written demand for appraisal to Caremark prior to the vote by the Caremark stockholders on the Merger. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform Caremark of the identity of the stockholder of record and that such stockholder intends thereby to demand appraisal of the Caremark common stock. A proxy or vote against the Merger will not by itself constitute such a demand. Within ten days after the Effective Time, Caremark must provide notice of the Effective Time to all Caremark stockholders who have complied with Section 262 and who have not voted in favor of or consented to the Merger.

A stockholder who elects to exercise appraisal rights should mail or deliver his or her written demand to Caremark’s Corporate Secretary at Caremark Rx, Inc., 211 Commerce Street, Suite 800, Nashville, Tennessee 37201.

A person having a beneficial interest in shares of Caremark common stock that are held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect appraisal rights. If the shares of Caremark common stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, such demand must be executed by or for the record owner. If the shares of Caremark common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares of Caremark common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

Within 120 days after the Effective Time, either Caremark or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on Caremark in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders. There is no present intent on the part of Caremark to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that Caremark will file such a petition or that Caremark will initiate any negotiations with respect to the fair value of such shares. Accordingly, holders of Caremark common stock who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Within 120 days after the Effective Time, any Caremark stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from Caremark a statement setting forth the aggregate number of shares of Caremark common stock not voting in favor of the Merger and with respect to which demands for appraisal were received by Caremark and the number of holders of such shares. Such statement must be mailed within ten days after the written request therefor has been received by Caremark.

If a petition for an appraisal is timely filed, at the hearing on such petition, the Delaware Court will determine which stockholders are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of Caremark common stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value (but taking into account the prior receipt of the Special Dividend).

Although Caremark believes that the CVS common stock to be received as consideration in the Merger (the “Merger Consideration”) is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Moreover, Caremark does not anticipate offering more than the Merger Consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Caremark common stock is less than the Merger Consideration. In determining “fair value”, the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc. the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. Each dissenting stockholder is responsible for his or her attorneys’ and expert witness expenses, although, upon application of a dissenting stockholder of Caremark, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

Any holder of shares of Caremark common stock who has duly demanded appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

At any time within 60 days after the Effective Time, any stockholder will have the right to withdraw such demand for appraisal and to accept the terms offered in the Merger; after this period, the stockholder may withdraw such demand for appraisal only with the consent of Caremark. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, stockholders’ rights to appraisal shall cease, and all holders of shares of Caremark common stock will be entitled to receive the Merger Consideration. Inasmuch as Caremark has no obligation to file such a petition, and Caremark has no present intention to do so, any holder of shares of Caremark common stock who desires such a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder’s demand for appraisal by delivering to Caremark a written withdrawal of his or her demand for appraisal and acceptance of the merger consideration, except (i) that any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of Caremark and (ii) that no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

APPENDIX A

GENERAL CORPORATION LAW OF DELAWARE

SECTION 262 — APPRAISAL RIGHTS

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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About Caremark

Caremark is a leading pharmaceutical services company, providing through its affiliates comprehensive drug benefit services to over 2,000 health plan sponsors and their plan participants throughout the U.S. The company’s clients include corporate health plans, managed care organizations, insurance companies, unions, government agencies and other funded benefit plans. In addition, Caremark is a national provider of drug benefits to eligible beneficiaries under the Medicare Part D program. The company operates a national retail pharmacy network with over 60,000 participating pharmacies, seven mail service pharmacies, the industry’s only FDA-regulated repackaging plant and 21 licensed specialty pharmacies for delivery of advanced medications to individuals with chronic or genetic diseases and disorders.

Additional information about Caremark is available at www.caremark.com and at www.cvscaremarkmerger.com.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Caremark and CVS. When used in this document, the words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, “will”, “to be” and any similar expressions and any other statements that are not historical facts, in each case as they relate to Caremark, CVS or the combined company or the transaction, are intended to identify those assertions as forward-looking statements. Such statements include, but are not limited to, statements about the benefits of the merger, information about the combined company, including anticipated accretion, return on equity, cost synergies, incremental revenues, new products and offerings, cash flows, combined operating and financial data, including future financial and operating results, the combined company’s objectives, plans and expectations, the likelihood of satisfaction of certain closing conditions and whether and when the merger will be consummated. These statements are based upon the current beliefs and expectations of management of Caremark and CVS and are subject to a number of factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties. The following factors, among other things, could cause actual results to differ from the forward-looking statements in this document: (1) the companies may be unable to obtain stockholder or regulatory approvals in a timely manner, if at all; (2) the businesses of Caremark and CVS may not be integrated successfully or as quickly as expected; (3) cost savings and any other synergies or cash flows from the merger may not be fully realized or may take longer to realize than expected; (4) the transaction may involve unexpected costs; (5) the businesses and results of operations of Caremark and CVS may suffer as a result of uncertainty surrounding the transaction; and (6) the industry may be subject to future regulatory or legislative action. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements of the two companies. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this document may not occur. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release. Risk factors affecting the businesses of each of Caremark and CVS are set forth in, and may be accessed through, each company’s filings with the SEC. These and other factors relating to the merger are available in the joint proxy statement/prospectus filed with the SEC.

Important Information for Investors and Stockholders

CVS has filed with the SEC a registration statement on Form S-4 that was declared effective by the SEC on January 19, 2007. This registration statement includes a joint proxy statement/prospectus in connection with the proposed merger. Caremark and CVS urge investors and stockholders to read the joint proxy statement/prospectus and any other relevant documents filed by either party with the SEC because they contain important information.

Investors and stockholders are currently able to obtain the joint proxy statement/prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Caremark will be available free of charge on the investor relations portion of the Caremark website at www.caremark.com. Documents filed with the SEC by CVS will be available free of charge on the investor relations portion of the CVS website at http://investor.cvs.com. Investors and stockholders may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of Caremark stockholders to approve the merger at the following address: Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022.

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Contact:

Investors: Innisfree M&A Incorporated, (877) 750-9498

Media: George Sard/Brandy Bergman/Jeffrey Mathews, Sard Verbinnen & Co,

(212) 687-8080